SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2003

Artemis International Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29793	13-4023714
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4041 MacArthur Blvd. Suite 260, Newport Beach, CA 92660

(Address of principal executive offices)		(Zip Code)

(949) 660-7100
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On July 7, 2003, Artemis International Solutions Corporation (“Artemis”) received a “Request for Records” letter from Proha Plc (“Proha”), dated July 3, 2003, (the “Request Letter”).  In the Request Letter representatives of Proha demand, pursuant to Section 220 of the General Corporation Law of the State of Delaware, the right to inspect and copy various records including but not limited to: (i) lists of Artemis’ stockholders, including names and addresses of each stockholder as of the date of the letter and (ii) copies of all daily transfer sheets showing changes in names and addresses of the Artemis stockholders through September 30, 2003.

Proha, a Finnish corporation, holds approximately 80% of the outstanding common stock of Artemis.

Artemis management has been informed that the purpose of the inspection is to facilitate a possible offer of Proha or an affiliate thereof to purchase some or all of the shares of Artemis not already owned by Proha.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Artemis International Solutions Corporation

Date:	July 18, 2003	/s/ Robert S. Stefanovich
Robert S. Stefanovich, Chief Financial Officer (principal financial officer and chief accounting officer)